EXHIBIT 8.01

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

May 21, 2004

(212) 351-4000	C 18591-00044

(212) 351-4035

CSK Auto, Inc.
645 East Missouri Avenue
Suite 400
Phoenix, Arizona 85012

Ladies and Gentlemen:

     We have acted as tax counsel to CSK Auto, Inc., an Arizona corporation (“CSK”) in connection with the exchange by CSK (the “Exchange”) of certain 7% Senior Subordinated Notes Due January 15, 2014 (the “Old Notes”) for new 7% Senior Subordinated Notes Due January 15, 2014 (the “New Notes”).

     In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Registration Statement of CSK on Form S-4 dated April 15, 2004, filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”) and Amendment No. 1 to the Registration Statement dated May 21, 2004, filed with the Commission pursuant to the Act (together, the “Registration Statement”), including the Prospectus of CSK that is contained therein and (ii) that certain Indenture dated as of January 16, 2004, among CSK (as issuer); CSK Auto Corporation, Automotive Information Systems, Inc. and CSKAUTO.COM, Inc. (each as a guarantor); and The Bank of New York (as trustee). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

     Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Exchange set forth in the Registration Statement; (ii) the conformity of the New Notes to the terms set forth in the Registration Statement; and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the Exchange will be consummated in the manner contemplated by the Registration Statement.

CSK Auto, Inc.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that the disclosure of the material federal tax consequences of the Exchange and the ownership and disposition of the New Notes in the Registration Statement under the heading “Material United States Federal Tax Consequences,” to the extent such disclosure discusses matters of law and legal conclusions, is correct in all material respects, subject to the limitations set forth therein.

     We express no opinion concerning any tax consequences associated with the New Notes other than those specifically set forth herein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Exchange or the terms of the New Notes, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

     This opinion is furnished to you solely for your benefit in connection with the Exchange and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading “Material United States Federal Tax Consequences” in the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.01 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

GIBSON, DUNN & CRUTCHER LLP

DBR/DWM/MKP